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                                                                    Exhibit (10)


           [LETTERHEAD OF GOODWIN, PROCTER & HOAR, LLP APPEARS HERE]



                                 March 5, 1996





CIGNA Variable Products Group
1380 Main Street
Springfield, MA 01103


Ladies and Gentlemen:

     Reference is made to Post-Effective Amendment No. 11 to the Registration Statement of CIGNA Variable Products Group (the "Trust") on Form N-1A (Registration No. 33-20333) filed with the Securities and Exchange Commission with respect to the following series of the Trust: CIGNA Variable Products S&P 500 Index Fund (formerly, Companion Fund) and CIGNA Variable Products Money Market Fund. We hereby consent to the incorporation by reference therein of our opinion, dated December 26, 1995 filed as Exhibit (10) to Post-Effective Amendment No. 10 to such Registration Statement.


                                            Very truly yours,

                                            /s/ Goodwin, Procter & Hoar, LLP

                                            GOODWIN, PROCTER & HOAR, LLP